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                                                                     Exhibit 4.3

           AMENDMENT No. 6 dated as of June 6, 2001 (this "AMENDMENT"), to the Credit Agreement, dated as of March 20, 1996, as amended (the "CREDIT AGREEMENT"), among Riverwood International Corporation (as successor to RIC Holding, Inc.) (the "PARENT BORROWER"), the Foreign Subsidiary Borrowers (as therein defined), the several banks and other financial institutions parties to the Credit Agreement (the "LENDERS") and The Chase Manhattan Bank, as administrative agent for the Lenders thereunder (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H :

           WHEREAS, the Parent Borrower has requested that the Administrative Agent and the Lenders agree to amend (a) subsections 1.1, 8.2(b), 8.4(m) and
8.14 of the Credit Agreement in connection with a possible issuance by the Parent Borrower of unsecured senior notes in a private placement under Rule 144A under the Securities Act of 1933, as amended, and (b) the financial covenant in subsection 8.1(c) of the Credit Agreement; and

           WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested amendments and waiver on the terms and conditions contained herein;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

      A. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.

      B. AMENDMENTS OF SUBSECTION 1.1 (DEFINED TERMS). (i) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following new definitions, to appear in alphabetical order:

           "2001 SENIOR NOTE INDENTURE": the indenture to be dated as of a date on or about the date of the issuance by the Parent Borrower of the 2001 Senior Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with subsection 8.14 to the extent applicable.

           "2001 SENIOR NOTES": unsecured senior notes of the Parent Borrower issued in 2001 or thereafter and having terms and conditions substantially similar to the terms and conditions applicable to the 1997 Senior Notes (including a scheduled maturity date not earlier than August 1, 2007) as the same may be exchanged as provided in the 2001 Senior Note Indenture for substantially similar unsecured senior notes that have been registered under the Securities Act and as the same or such substantially similar

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      unsecured senior notes may be amended, supplemented, waived or otherwise modified from time to time in accordance with subsection 8.14 to the extent applicable.

           (ii) Clause (v) of the definition of "Change of Control" in subsection 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following:

      "(v) a "Change of Control" as defined in the Senior Note Indenture, the Senior Subordinated Note Indenture, the 1997 Senior Note Indenture or the 2001 Senior Note Indenture;"

      C. AMENDMENT OF SUBSECTION 8.1(c) (MAINTENANCE OF MINIMUM EBITDA). Subsection 8.1(c) of the Credit Agreement is hereby amended by deleting the following test periods and the corresponding amounts:

           "December 31, 2000 - December 30, 2001      $290,000,000
           December 31, 2001 - December 30, 2002       $300,000,000
           December 31, 2002 - December 30, 2003       $315,000,000
           Thereafter                                  $340,000,000"

and substituting in place thereof the following:

           "December 31, 2000 - June 29, 2001          $290,000,000
           June 30, 2001 - December 31, 2001           $275,000,000
           January 1, 2002 - December 30, 2002         $300,000,000
           December 31, 2002 - December 30, 2003       $315,000,000
           Thereafter                                  $340,000,000"

      D. AMENDMENT OF SUBSECTION 8.2(b) (LIMITATION ON INDEBTEDNESS). Subsection 8.2(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following:

           "(b) Indebtedness evidenced by the Existing Notes that are outstanding as of the Effective Date, the Senior Subordinated Notes, the Senior Notes, the 1997 Senior Notes and the 2001 Senior Notes; PROVIDED that (i) in the case of the Senior Subordinated Notes, the Senior Notes, the 1997 Senior Notes and the 2001 Senior Notes, such Indebtedness shall not be extended, renewed, replaced, refinanced or otherwise amended, except, in the case of amendments, as otherwise permitted by subsection 8.14(c), and (ii) in the case of the 2001 Senior Notes, the Net Cash Proceeds thereof shall be used to make a prepayment of the Loans as provided in subsection 4.4(b)."

      E. AMENDMENT OF SUBSECTION 8.4(m) (LIMITATION ON GUARANTEE OBLIGATIONS). Subsection 8.4(m) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following:

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           "(m) Guarantees by Subsidiaries of RIC Holding set forth in the
      Senior Notes, and the Senior Note Documents, the Senior Subordinated Notes and the Senior Subordinated Note Documents, the 1997 Senior Notes and the 1997 Senior Note Indenture and the 2001 Senior Notes and the 2001 Senior
      Note Indenture, which in the case of the Senior Subordinated Notes and the Senior Subordinated Note Documents are subordinated as provided therein;"

      F. AMENDMENT OF SUBSECTION 8.14 (LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS AND OTHER DOCUMENTS). Subsection 8.14 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following:

           "8.14. LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS AND OTHER DOCUMENTS. (a) Make any optional payment or prepayment on or repurchase or redemption of any Senior Notes, Senior Subordinated Notes, 1997 Senior Notes or 2001 Senior Notes (other than as provided in the definition thereof), including, without limitation, any payments on account of, or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof, except mandatory payments of principal, interest, fees and expenses required by the terms of the Senior Notes and the Senior Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Indenture, the 1997 Senior Notes and the 1997 Senior Note Indenture or the 2001 Senior Notes and the 2001 Senior Note Indenture, as the case may be (and, in the case of the Senior Subordinated Notes and the Senior Subordinated Note Indenture, only to the extent permitted under the subordination provisions applicable thereto).

           (b) In the event of the occurrence of a Change of Control, repurchase the Senior Notes, the Senior Subordinated Notes, the 1997 Senior Notes, the 2001 Senior Notes or any portion thereof, unless the Parent Borrower shall have (i) made payment in full of the Loans, all Reimbursement Obligations and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note and cash collateralized the L/C Obligations on terms reasonably satisfactory to the Administrative Agent or (ii) made an offer to pay the Loans, all Reimbursement Obligations and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note and to cash collateralize the L/C Obligations in respect of each Lender and shall have made payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and cash collateralized the L/C Obligations in respect of each such Lender which has accepted such offer.

           (c) Amend, supplement, waive or otherwise modify any of the provisions of any of the Senior Notes, the Senior Note Indenture, the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the 1997 Senior Notes, the 1997 Senior Note Indenture, the 2001 Senior Notes or the 2001 Senior Note Indenture:

                (i) which amends or modifies the subordination provisions contained in the Senior Subordinated Notes and the Senior Subordinated Note Indenture;

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                (ii) which shortens the fixed maturity or increases the
           principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the Senior Notes, the Senior Subordinated Notes, the 1997 Senior Notes or the 2001 Senior Notes, or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith;

                (iii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject RIC Holding or any of its Subsidiaries, to any more onerous or more restrictive provisions; or

                (iv) which otherwise adversely affects the interests of the Lenders as senior creditors with respect to the Senior Subordinated Notes or the interests of the Lenders under this Agreement or any other Loan Document in any material respect.

           (d) Amend, supplement or otherwise modify any of the provisions of any of the Merger Documents in a manner which adversely affects the Lenders in any material respect."

      G. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

           1. AMENDMENT. The Administrative Agent shall have received counterparts of this Amendment executed by the Parent Borrower and consented to by the Required Lenders under the Credit Agreement.

           2. NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date (as hereinafter defined) or after giving effect to this Amendment.

           3. REAFFIRMATION OF GUARANTEES. The Administrative Agent shall have received a reaffirmation of the Holding Guarantee, the RIC Holding Guarantee and the Subsidiaries Guarantee executed by Holding, RIC Holding and the Domestic Subsidiaries, respectively, forms of which are attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively.

      H. REPRESENTATIONS AND WARRANTIES. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Parent Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the representations and warranties of the Borrowers contained in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date (after giving effect hereto) as if made on and as of the Amendment

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Effective Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that all references to the "Credit Agreement" in any Loan Document shall be and are deemed to mean the Credit Agreement as amended hereby.

      I. MISCELLANEOUS.

           1. EFFECTIVE DATE. As used in this Amendment the term "AMENDMENT EFFECTIVE DATE" shall mean the date on which all conditions precedent set forth in Section G hereof shall have been satisfied.

           2. APPLICABLE LAW AND JURISDICTION. This Amendment has been executed and delivered in New York, New York, and the rights and obligations of the parties hereto shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

           3. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

           4. FEES AND EXPENSES. The Parent Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses in connection with the negotiation, preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Simpson Thacher & Bartlett.

           5. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Parent Borrower and its successors and assigns, and upon the Administrative Agent and the Lenders and their successors and assigns. The execution and delivery of this Amendment by any Lender prior to the Amendment Effective Date shall be binding upon its successors and assigns and shall be effective as to any loans or commitments assigned to it after such execution and delivery.

           6. CONTINUING EFFECT. Except as expressly amended hereby, the Credit Agreement as amended by this Amendment shall continue to be and shall remain in full force and effect in accordance with its terms. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Any reference to the "Credit Agreement" in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.


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           IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                     RIVERWOOD INTERNATIONAL CORPORATION


                                     By:
                                        ----------------------------------------
                                        Title:


                                     THE CHASE MANHATTAN BANK,
                                     as Administrative Agent, Swing Line Lender,
                                     Issuing Lender and Lender


                                     By:
                                        ----------------------------------------
                                        Title:


CONSENTED TO:

Name of Financial Institution:

------------------------------------


By:
   ---------------------------------
   Title:

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                                                                       EXHIBIT A

                       REAFFIRMATION OF HOLDING GUARANTEE

           The undersigned hereby (i) acknowledges receipt of a copy of, and hereby consents to the matters set forth in, the foregoing Amendment and (ii) ratifies and confirms in all respects its obligations under the Holding Guarantee (as defined in such Amendment).

Dated as of:  June __, 2001


                                                 RIVERWOOD HOLDING, INC.


                                                 By:
                                                    ----------------------------
                                                    Title:


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                                                                       EXHIBIT B

                     REAFFIRMATION OF RIC HOLDING GUARANTEE

           The undersigned hereby (i) acknowledges receipt of a copy of, and hereby consents to the matters set forth in, the foregoing Amendment and (ii) ratifies and confirms in all respects its obligations under the RIC Holding Guarantee (as defined in such Amendment).

Dated as of:  June __, 2001


                                                 RIC HOLDING, INC.


                                                 By:
                                                    ----------------------------
                                                 Title:

                                                                       EXHIBIT C

                     REAFFIRMATION OF SUBSIDIARIES GUARANTEE

           The undersigned hereby (i) acknowledge receipt of a copy of, and hereby consent to the matters set forth in, the foregoing Amendment and (ii) ratify and confirm in all respects their obligations under the Subsidiaries Guarantee (as defined in such Amendment).

Dated as of:  June __, 2001


SLEVIN SOUTH COMPANY


By:
   ---------------------------------------------
   Title:


RIVERWOOD INTERNATIONAL

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  ENTERPRISES, INC.


By:
   ---------------------------------------------
   Title:


RIVERWOOD INTERNATIONAL MACHINERY, INC.


By:
   ---------------------------------------------
   Title: